FOURTH LOAN AGREEMENT AND PROMISSORY NOTE

THIS THIRD LOAN AGREEMENT AND PROMISSORY NOTE (“Agreement”), is made this 1st day of December, 2008, by and among MORTGAGE MODIFICATION LEGAL NETWORK, INC., a Corporation organized under the laws of the State of California (hereinafter, known as “BORROWER”) and ANDREW KARDISH, a member of the Board of Directors and shareholder of BORROWER (hereinafter, known as “LENDER”).  BORROWER and LENDER shall each individually be known as a “Party” and collectively be known herein as the “Parties”.

PROMISSORY NOTE

FOR VALUE RECEIVED, BORROWER promises to pay to the order of LENDER, the sum of $50,000.00 dollars together with interest thereon at the prevailing annual margin rate at Raymond James Financial (see attachment hereto, which is incorporated herein by reference) on the unpaid balance with interest to be compounded annually (hereinafter, “the Loan Amount”).  The entire outstanding Loan Amount (including principal and any accrued interest) shall become fully due and payable by BORROWER on the later of: (i) fifteen (15) days of receipt of written demand by BORROWER from LENDER or any subsequent assignee of this note, and (ii) one (1) year from the date hereof.  The method for making a proper “demand” upon BORROWER is set forth below.

ADDITIONAL LOAN TERMS

The BORROWER and LENDER, hereby further set forth their rights and obligations to one another under this Agreement and agree to be legal bound as follows:

A.	Loan Repayment Terms.

BORROWER shall make monthly principal and interest payments to LENDER in the amounts set forth in LENDER’S monthly margin account statement relating to the Loan Amount hereunder, until such time as LENDER shall make a demand upon BORROWER for repayment at which time BORROWER shall repay to LENDER the entire Loan Amount (including principal and all accrued interest) in accordance with the terms of the Promissory Note set forth above.

B.	Demand by Lender.

This is a “demand” Agreement under which: (i) as a precondition to receiving a monthly payment, LENDER shall proffer to BORROWER its monthly margin account statement relating to the Loan Amount hereunder; and (ii) BORROWER shall repay in full the entire outstanding Loan Amount as set forth in the Promissory Note above upon receiving a written demand from LENDER for full repayment of the Loan Amount.  Delivery of written monthly margin account statement and/or demand notice by LENDER to BORROWER may be made in person or via U.S. Postal Service Certified Mail (which mailing shall constitute prima facie evidence of delivery).  For mailing of said notice, LENDER shall use BORROWER’S address as stated below in the portion of this Agreement pertaining to default.

C.	Method of Loan Payment.

The BORROWER shall make all payments called for under this Agreement by either personally delivering or sending a check made payable to the following individual at the address indicated:

Andrew Kardish
27372 Via Priorato
San Juan Capistrano, CA 92675

If LENDER gives written notice to BORROWER that a different address shall be used for making payments under this Agreement, BORROWER shall use the new address so given by LENDER.

D.	Default.

The occurrence of any of the following events shall constitute a default by the BORROWER of the terms of this Agreement:

1.	BORROWER’s failure to pay any amount due as principal or interest on a date required under this Agreement.
2.	BORROWER seeks an order of relief under the Federal Bankruptcy laws.
3.	A federal tax lien is filed against the assets of BORROWER.

E.	Additional Provisions Regarding Default:

1.	Addressee and Address to which LENDER is to give BORROWER written notice of default:

Mortgage Modification Legal Network, Inc.

27651 La Paz Road, Ste. A

Laguna Niguel, CA 92677

If BORROWER gives written notice to LENDER that a different address shall be used, LENDER shall use that address for giving notice of default (or any other notice called for herein) to BORROWER.

2.
Cure of Default.  Upon default, LENDER shall give BORROWER written notice of default either in person or by mail.  Mailing of written notice by LENDER to BORROWER via U.S. Postal Service Certified Mail shall constitute prima facie evidence of delivery.  BORROWER shall have fifteen (15) days after receipt of written notice of default from LENDER to cure said default.  In the case of default due solely to BORROWER’s failure to make a timely payment as called for in this Agreement, BORROWER may cure the default by making full payment of any principal and accrued interest (including interest on these amounts) whose payment to LENDER is overdue under the Agreement and, also, the late−payment penalty described below.

3.
Penalty for Late Payment.  There shall also be imposed upon BORROWER a 2% penalty for any late payment computed upon the amount of any principal and accrued interest whose payment to LENDER is overdue under this Agreement and for which LENDER has delivered a notice of default to BORROWER.  For example, if the agreement calls for monthly payments of $500 upon the first day of each month and BORROWER fails to make timely payment of said amount, BORROWER (after receipt of a default notice from LENDER) shall be liable to LENDER for a penalty of $10 (i.e., $500 x 2%) and, to cure the default, the BORROWER must pay to LENDER the overdue loan amount of $500, interest upon the overdue loan amount, and a penalty of $10.

4.
Acceleration.  If the BORROWER fails to cure any default on or before the expiration of the fifteen (15) day cure period that starts on the date BORROWER receives written notice from LENDER that an event of default has occurred under this Agreement, the entire unpaid principal, accrued interest, and penalties under this Agreement shall accelerate and become due and payable immediately.

5.
Indemnification of Attorneys Fees and out−of−pocket costs.  Should any Party materially breach this Agreement, the non−breaching Party shall be indemnified by the breaching Party for its reasonable attorneys fees and out−of−pocket costs which in any way relate to, or were precipitated by, the breach hereof.  The term “out−of−pocket costs”, as used herein, shall not include lost profits.  A default by BORROWER which is not cured within fifteen (15) days after receiving a written notice of default from LENDER constitutes a material breach of this Agreement by BORROWER.

F.
Parties that are not individuals.  The individual signing on behalf of BORROWER, hereby represents and warrants that all steps and actions have been taken under the BORROWER’s governing instruments to authorize the entry into this Agreement.  Breach of any representation contained in this paragraph is considered a material breach of the Agreement.

G.
Integration.  This Agreement sets forth the entire agreement between the Parties with regard to the subject matter hereof.  All prior agreements, representations and warranties, express or implied, oral or written, with respect to the subject matter hereof, are hereby superseded by this Agreement.  This is an integrated Agreement.

H.
Severability.  In the event any provision of this Agreement is deemed to be void, invalid, or unenforceable, that provision shall be severed from the remainder of this Agreement so as not to cause the invalidity or unenforceability of the remainder of this Agreement.  All remaining provisions of this Agreement shall then continue in full force and effect.  If any provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope and breadth permitted by law.

I.
Modification.  Except as otherwise provided in this document, this Agreement may be modified, superseded, or voided only upon the written and signed agreement of the Parties.  Further, the physical destruction or loss of this document shall not be construed as a modification or termination of the Agreement contained herein.

J.
Exclusive Jurisdiction for Suit in Case of Breach.  The Parties, by entering into this Agreement, submit to jurisdiction in the state and federal courts of Orange County, California, for adjudication of any disputes and/or claims between the Parties under this Agreement.  Furthermore, the Parties hereby agree that the state and federal courts of Orange County, California shall have exclusive jurisdiction over any disputes between the Parties relative to this Agreement, whether said disputes sounds in contract, tort, or other areas of the law.

K.	State Law. This Agreement shall be interpreted under, and governed by, the laws of the state of California, without reference to conflicts of laws or related principals.

IN WITNESS WHEREOF and acknowledging acceptance and agreement of the foregoing, BORROWER and LENDER affix their signatures hereto.

BORROWER(S) /S/ Ryan Boyajian Mortgage Modification Legal Network, Inc. By: Ryan Boyajian Title: President	LENDER /S/ Andrew Kardish Andrew Kardish
Dated: January 9, 2009	Dated: January 9, 2009

RJnet

Lending Rates

Posted October 30, 2008
Ready Access Margin Loans and RJ Bank Lending program rates

Ready Access Margin Loans

As of October 30, 2008 Current Prime Rate: 4.00%		
Loan Amount	**Formula**	**Rate**
$1 million and above	Prime Rate less 0.75%	3.25%
$500,000 - $999,999.99	Prime Rate less 0.50%	3.50%
$250,000 - $499,999.99	Prime Rate	4.00%
$100,000 - $249,999.99	Prime Rate plus 0.50%	4.50%
$50,000 - $99,999.99	Prime Rate plus 1.00%	5.00%
$25,000 - $49,999.99	Prime Rate plus 1.50%	5.50%
Under $25,000	Prime Rate plus 2.00%	6.00%

*Margin Debit interest will post to client accounts the last business day of every month.

The margin interest rate is based on the prime rate, which for this purpose is defined as the base rate of interest on corporate loans posted by at least 75% of the nation's 30 largest banks. Published in the "Money Rates" section of The Wall Street Journal. Your particular rate will vary with the size of your average debit balance according to the schedule above.

Raymond James Bank, FSB / FDIC Insured   Loans available nationwide.

See our High Net Worth Client page for information on HNW client rate discounts.
For Raymond James Associate rate discounts, see our Associate Benefits & Discounts page.

Home Equity Line of Credit Lines less than $25,000 are available. Call for more information. Last updated October 10, 2008.		
Loan Term	**80% LTV[1]**	
10 yr. Term	4.500% (WSJ Prime + 0.00%*) No Closing Costs

5 yr. Term	7.000% / **7.000%**		
10 yr. Term	7.125% / **7.125%**		
15 yr. Term	7.250% / **7.250%**		
	Client Pays Closing Cost		
5 yr. Term	6.500% / **7.000%**		
10 yr. Term	6.625% / **6.891%**		
15 yr. Term	6.750% / **6.945%**		

ARM & Fixed Rate Mortgage Loans
Current rates are available from RJBank's Mortgage Center.

*For Home Equity Loans and Lines of Credit: Additional discounts may be applicable for direct payment from an ELITE or bank account. No other special offers or coupons may be used in conjunction with this offer. Promotional rates are not available for loans or lines that have already been closed.

Rates and closing costs may vary by state; please call for details.

[1] LTV stands for Loan-To-Value. Home equity lines of credit secured by Texas real estate have separate parameters. Please call home office extension 7LOAN (75626) for details.

All Line of Credit rates are floating, subject to change monthly based on movement in the Wall Street Journal Prime Rate Index. Monthly payment rates on 80% LTV or less HELOC are interest only. Lines of Credit are subject to an annual fee of $50. Lifetime minimum floor rate is 4.50%. **Smaller line sizes are available, please call for more information.**

[2]A.P.R. (annual percentage rate) must be quoted when providing rate information to a client or prospective client. Rates and terms are subject to change without notice. Lock-in periods vary by program type. The adjustable rate APR is based on a $100,000 loan and interest rate adjustment periods outlined above. The APR may vary from that stated above due to specific characteristics of the individual mortgage. Please contact a Lending Representative for further information.

Home Equity Loan rates are guaranteed for 45 calendar days from the date the completed application is received. **Rates reflect a minimum loan size of $25,000. Smaller loans are available, please call for more information.** A one-year prepay penalty is applicable when RJBank pays closing costs.

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